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                            NOTICE OF GUARANTEED DELIVERY

                                    FOR TENDER OF

                               9% SENIOR NOTES DUE 2008

                                          OF

                                 SCHULER HOMES, INC.

     This notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the Company's (as defined below) 9% Senior Notes due 2008 (the "Existing Notes") are not immediately available, (ii) the Existing Notes, the Letter of Transmittal and all other required documents cannot be delivered to U.S. Trust Company of California, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or
(iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer Procedures for Tendering Existing Notes" in the Prospectus.

                   THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                       U.S. Trust Company of California, N.A.
                          BY  OVERNIGHT DELIVERY OR HAND:
                       U.S. Trust Company of California, N.A.
                    c/o United States Trust Company of New York
                              770 Broadway, 13th Floor
                                 New York, NY 10003
                     Attn: Corporate Trust and Agency Services
                  (Schuler Homes, Inc., 9% Senior Notes due 2008)

                    TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                   (800) 225-2398

                              FACSIMILE TRANSMISSIONS:
                                   (212) 420-6155

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

     The undersigned hereby tenders to Schuler Homes, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated [_____________], 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Existing Notes."

                       Description of Existing Notes Tendered

Name(s), Address(es) and Area Code(s) and Telephone
  Number(s) of Registered Holder(s):       Certificate Number(s) (if available):

Aggregate Principal Amount Tendered:  $

Signature(s):

If Existing Notes will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution:

DTC Account Number:

Date:

Transaction Code Number:

                        THE GUARANTEE BELOW MUST BE COMPLETED
                                      GUARANTEE
                       (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Existing Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Existing Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


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     The undersigned acknowledges that it must deliver the Letter(s) of
Transmittal and the Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:                           Authorized Signature:

Address:                                Name (Please Print):

                                        Capacity or Title:

Area Code and Telephone Number:         Date:

     NOTE: DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in the Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange of Existing Notes for Exchange Notes made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

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